Exhibit 10.26

FORM OF WARRANT TO PURCHASE SERIES D PREFERRED STOCK

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

WARRANT TO PURCHASE

SHARES OF SERIES D PREFERRED STOCK

OF

COMPREHENSIVE CARE CORPORATION

Expires May 13, 2012

Number of Shares:

Date of Issuance: May 13, 2009

FOR VALUE RECEIVED, the undersigned, Comprehensive Care Corporation, a Delaware corporation (together with its successors and assigns, the “Issuer”), hereby certifies that                              is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to                              shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Series D Preferred Stock of the Issuer, par value $50.00 per share (the “Series D Preferred Stock”), at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

1. Term. The term of this Warrant shall commence on May 13, 2009 and shall expire at 6:00 p.m., eastern time, on May 13, 2012 (such period being the “Term”).

2. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term beginning on the date of issuance hereof. However, this Warrant may not be exercised until the Issuer has increased its authorized capital from its current 30 million common shares.

(b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached in Appendix A hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefore equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by “cashless exercise” in accordance with the provisions of subsection (c) of this Section 2, or (iii) when permitted by clause (ii), by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

(c) Cashless Exercise. Notwithstanding any provisions herein to the contrary and commencing six-months following the Original Issue Date if the Per Share Market Value of one share of Series D Preferred Stock is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Series D Preferred Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Holder a number of shares of Series D Preferred Stock computed using the following formula:

Where	X =	the number of shares of Series D Preferred Stock to be issued to the Holder.

	Y =	the number of shares of Series D Preferred Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A =	the Warrant Price.

	B =	the Per Share Market Value of one share of Series D Preferred Stock.

An example of a cashless exercise is attached as Appendix B.

(d) Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder, issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale and the Issuer and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records for the Holder of the number of shares of Warrant Stock exercised as of each date of exercise.

(e) Transferability of Warrant. Subject to Section 2(g) hereof, this Warrant may be transferred by a Holder, in whole or in part. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

(f) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

(g) Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(iii) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within three (3) Trading Days. In the case of any proposed transfer under this Section 2(g), the Issuer will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(g) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant. Whenever a certificate representing the Warrant Stock is required to be issued to a the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Stock, the Issuer shall cause its transfer agent to electronically transmit the Warrant Stock to the Holder by crediting the account of the Holder’s Prime Broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant).

(h) Accredited Investor Status. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

(i) No Mandatory Redemption. This Warrant may not be called or redeemed by the Issuer without the written consent of the Holder.

3. Stock Fully Paid; Reservation and Listing of Shares; Covenants.

(a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a number of authorized but unissued shares of Series D Preferred Stock equal to at least one hundred percent (100%) of the number of shares of Series D Preferred Stock issuable upon exercise of this Warrant without regard to any limitations on exercise.

(b) Reservation. If any shares of Series D Preferred Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Series D Preferred Stock on any securities exchange or market it will, at its expense, list thereon, and maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Series D Preferred Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

(c) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Series D Preferred Stock.

(d) Payment of Taxes. The Issuer will pay any documentary stamp taxes attributable to the initial issuance of the Warrant Stock issuable upon exercise of this Warrant; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates representing Warrant Stock in a name other than that of the Holder in respect to which such shares are issued.

4. Adjustment of Warrant Price and Number of Shares Issuable Upon Exercise. The Warrant Price and the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 4. Upon each adjustment of the Warrant Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares of Series D Preferred Stock obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Warrant Price resulting from such adjustment.

(a) Adjustment Due to Dividends, Stock Splits, Etc. If, at any time on or after the Original Issuance Date, the number of outstanding shares of Series D Preferred Stock is increased by a (i) dividend payable in any kind of shares of capital stock of the Corporation, (ii) stock split, (iii) combination, (iv) reclassification or (v) other similar event, the Conversion Price shall be proportionately reduced by multiplying the Warrant Price by a fraction of which the numerator shall be the number of outstanding shares of Series D Preferred Stock immediately before such event and of which the denominator shall be the number of outstanding shares of Series D Preferred Stock immediately after such event, or if the number of outstanding shares of Series D Preferred Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased by multiplying the Warrant Price by a fraction of which the numerator shall be the number of outstanding shares of Series D Preferred Stock immediately before such event and of which the denominator shall be the number of outstanding shares of Series D Preferred Stock immediately after such event. In such event, the Issuer shall notify the Corporation’s Transfer Agent of such change on or before the effective date thereof.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time after the Original Issuance Date, there shall be (i) any reclassification or change of the outstanding shares of Series D Preferred Stock or Common Stock, (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation, (iv) any share exchange or tender offer pursuant to which all of the outstanding shares of Series D Preferred Stock or Common Stock are effectively converted into other securities or property; or (v) any distribution of the Corporation’s assets to holders of the Series D Preferred Stock as a liquidation or partial liquidation dividend or by way of return of capital (each of (i) - (v) above being a “Corporate Change”), and, if such Corporate Change is not a Liquidation Event pursuant to the terms of Paragraph 5, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Corporate Change if it had been, immediately prior to such Corporate Change, the holder of the number of shares of Warrant Stock then issuable upon exercise in full of this Warrant, and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the Holder) shall be made with respect to the rights and interests of the Holder to the end that the economic value of the Warrant Stock is in no way diminished by such Corporate Change and that the provisions hereof including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Issuer, an immediate adjustment of the Warrant Price so that the Warrant Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity’s common stock that existed immediately prior to such Corporate Change and the value of the Series D Preferred Stock immediately prior to such Corporate Change. If holders of Series D Preferred Stock are given any choice as to the securities, cash or property to be received in a Corporate Change, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Corporate Change.

(c) Other Adjustments. If the Issuer takes any action affecting the Series D Preferred Stock after the date hereof that would be covered by this Section 4, but for the manner in which such action is taken or structured, and such action would in any way diminish the value of the Warrant or Warrant Stock, then the Warrant Price shall be adjusted in such manner as the Board shall in good faith determine to be equitable under the circumstances.

(d) Purchase Rights. In addition to any adjustments pursuant to subsections (a)-(d) above, if at any time the Issuer are grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the proportionate number of shares of Series D Preferred Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Series D Preferred Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(e) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Corporate Change that constitutes a change of control, but not prior to the public announcement of such change of control, the Issuer shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change in Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending ten (10) Trading Days after the consummation of such change of control, the Holder may require the Issuer to redeem all or any portion of this Warrant by delivering written notice thereof (“Change in Control Redemption Notice”) to the Issuer, which Change of Control Redemption Notice shall indicate the amount the Holder is electing to be redeemed. Any such redemption shall be in cash in the amount equal to the value of the remaining unexercised portion of this Warrant on the date of such consummation, which value shall be determined by use of the Black Scholes Option Pricing Model reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (B) an expected volatility equal to the 100-day volatility obtained from the HVT function on Bloomberg for the 100-day period ending on the date of the Change of Control Redemption Notice.

5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to a national or regional accounting firm reasonably acceptable to the Issuer and the Holder, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The costs and expenses of the initial accounting firm shall be paid equally by the Issuer and the Holder and, in the case of an objection by the Issuer, the costs and expenses of the subsequent accounting firm shall be paid in full by the Issuer.

6. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Additional Shares of Series D Preferred Stock” means all shares of Series D Preferred Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except for those issued in a Permitted Financing.

“Board” shall mean the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Certificate of Incorporation” means the Certificate of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Conversion Factor” means the rate at which the Series D Preferred Stock converts into Common Stock, at the time of the issue of this warrant, the Conversion Factor is 100,000.

“Common Stock” means the Common Stock, $0.01 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

“Issuer” means Comprehensive Care Corporation, a Delaware corporation, and its successors.

“Original Issue Date” means May 13, 2009.

“OTC Bulletin Board” means the over-the-counter electronic bulletin board.

“Other Common” means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Series D Preferred Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Outstanding Series D Preferred Stock” means, at any given time, the aggregate amount of outstanding shares of Series D Preferred Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Series D Preferred Stock that are outstanding at such time.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date the per share market price of the Common Stock multiplied by the Conversion Factor where the per share market price of the Common Stock means, (a) the last closing bid price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the “Pink Sheet” quotes for the applicable Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Holder; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and the determination of the additional Independent Appraiser, if any, or of the Independent Appraisers otherwise shall be final and binding on all parties. In determining the fair market value of any shares of Series D Preferred Stock or Common Stock, no consideration shall be given to any restrictions on transfer of the Series D Preferred Stock or Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Series D Preferred Stock” means the Series D Preferred Stock, $50.00 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

“Warrants” means the Warrants issued pursuant to this Warrant, without limitation, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

“Warrant Price” initially means $25,000.00 (TWENTY FIVE THOUSAND DOLLARS), as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Stock” means Series D Preferred Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

7. Other Notices. In case at any time:

(a)	the Issuer shall make any distributions to the holders of Series D Preferred Stock; or

(b)	the Issuer shall authorize the granting to all holders of its Series D Preferred Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

(c)	there shall be any reclassification of the Capital Stock of the Issuer; or

(d)	there shall be any capital reorganization by the Issuer; or

(e)	there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned subsidiary); or

(f)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Series D Preferred Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Series D Preferred Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Series D Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Series D Preferred Stock.

8. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Holder; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 8 without the consent of the Holder of this Warrant. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all holders of the Warrants.

9. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in Hillsborough County, Florida, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that Florida is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of Florida. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9 shall affect or limit any right to serve process in any other manner permitted by law. The Issuer agrees to pay all costs and expenses of enforcement of this Warrant, including, without limitation, reasonable attorneys’ fees and expenses. The parties hereby waive all rights to a trial by jury.

10. Notices. All notices, requests, consents or other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed first class postage prepaid, registered or certified mail, to the following address:

In the case of the Issuer:

John Hill, Co-Chief Executive Officer

Comprehensive Care Corporation

3405 W. Martin Luther King Jr. Blvd, Suite 101

Tampa, FL 33607

In the case of the Holder:

Such notices and other communications shall, for all purposes of this Agreement, be treated as being effective upon being delivered personally or, if sent by mail, five days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed as set forth above, and postage prepaid. Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

11. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

12. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

13. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

14. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

COMPREHENSIVE CARE CORPORATION

By:

APPENDIX A

WARRANT EXERCISE FORM

COMPREHENSIVE CARE CORPORATION

The undersigned                     , pursuant to the provisions of the within Warrant, hereby elects to purchase              shares of Series D Preferred Stock of Comprehensive Care Corporation covered by the within Warrant.

Dated:	Signature

Address

Number of shares of Series D Preferred Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise:

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

The undersigned intends that payment of the Warrant Price shall be made as (check one):

Cash Exercise

Cashless Exercise

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $              by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is                     . The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Per Share Market Value on the date of exercise, which product is                     .

Where:

The number of shares of Series D Preferred Stock to be issued to the Holder                                          (“X”).

The number of shares of Series D Preferred Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised                                          (“Y”).

The Warrant Price                      (“A”).

The Per Share Market Value of one share of Series D Preferred Stock                      (“B”).

COMPREHENSIVE CARE CORPORATION AND SUBSIDIARIES

ASSIGNMENT

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto                      the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint                     , attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto                      the right to purchase              shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint                     , attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-             canceled (or transferred or exchanged) this              day of             ,         , shares of Series D Preferred Stock issued therefore in the name of                     , Warrant No. W-             issued for              shares of Series D Preferred Stock in the name of                     .

56

COMPREHENSIVE CARE CORPORATION AND SUBSIDIARIES

APPENDIX B

CASHLESS CONVERSION EXAMPLE

Example:	One year following issue of Warrant, Holder of 10 warrants wishes to exercise all the warrants on a cashless basis pursuant to Section 2 (c). On that date, CompCare’s FMV as determined by its closing share price for its Common Stock was $1.25 per share (in accordance with the definition of Per Share Market Value provided in Section 7).

Using the following formula:

Where	X =	the number of shares of Series D Preferred Stock to be issued to the Holder.

	Y =	the number of shares of Series D Preferred Stock purchasable upon exercise of all of the Warrant, in this example, this will be 10.

	A =	the Warrant Price, being $25,000 per Series D share.

	B =	the Per Share Market Value of one share of Series D Preferred Stock, in this example using the definition provided in Section 7, being the share price for the Series D stock will be the share price for the Common Stock multiplied by the Conversion Factor. In this example, this will be $1.25 multiplied by 100,000 = $125,000.

Thus:

Therefore	X = 8	Series D Shares

In this example, the Holder can request a cashless exercise of the full 10 warrants and receive 8 Series D Preferred Stock in return. Note that the Warrant will now be canceled in its entirety and be deemed fully exercised. Where the Warrant Share Number was for greater than 10 warrants, a new warrant will be issued where the new Warrant Share Number will be the existing Warrant Share Number prior to the cashless conversion less 10.

57